UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 13, 2020. All proposals were approved. The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Election of Directors

Name	For	Withheld
David W. Scheible	32,002,546	574,083
Bruce A. Carlson	32,088,610	488,019
Anne De Greef-Safft	32,194,778	381,851
Douglas G. Duncan	29,914,228	2,662,401
Robert K. Gifford	31,471,522	1,105,107
Kenneth T. Lamneck	32,089,874	486,755
Jeffrey S. McCreary	31,884,240	692,389
Merilee Raines	32,094,050	482,579
Jeffrey W. Benck	32,167,342	409,287

In addition, there were 1,203,777 broker non-votes on the Election of Directors. Based on the results, Messrs. Scheible, Carlson, Duncan, Gifford, Lamneck, McCreary, Benck and Mses. De Greef-Safft and Raines have been elected as Directors and will hold office until the Company’s 2021 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Say on Pay
For	Against	Abstain	Non-Vote
29,009,275	3,551,945	15,409	1,203,777

Ratification of Auditors
For	Against	Abstain	Non-Vote
32,631,069	1,087,073	62,264	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date: May 14, 2020	By: /s/ Stephen J. Beaver
Stephen J. Beaver, Esq.
Vice President General Counsel

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